Exhibit 5.1

Tel-Aviv, May 14, 2015

Camtek Ltd.
P.O. Box 544, Ramat Gabriel Industrial Park
Migdal Ha’Emek 23150,
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Camtek Ltd., a company limited by shares organized under the laws of the state of Israel (the "Company"), in connection with the Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Securities Act of 1933 (the "Act"), dated May 14, 2015 (the "Pro-Sup"), and to the Registration Statement on Form F-3 (File No. 333-194303) (the "Registration Statement") filed by the Company on April 1, 2014 with and declared effective on April 14, 2014 by the Securities and Exchange Commission (the "SEC") under the Act, relating to the offering of 4,300,000 ordinary shares (the "Firm Shares") of the Company, par value NIS 0.01 per share ("Ordinary Shares"), as well as a 30 day option to acquire additional 450,000 ordinary shares to cover over allotments in connection with the above offering (the "Additional Shares").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In our capacity as your Israeli counsel in connection with your preparation and filing of the Pro-Sup, we have examined and relied without investigation as to matters of fact upon the Pro-Sup and the exhibits thereto, and upon such certificates, upon statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of all natural persons, the correctness and completeness of certificates of public officials and the representations set forth therein, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

* Amnon Shiboleth
* Yaacov Yisraeli
Richard M. Roberts
* Itzhak Zisman
Moshe H. Ne'eman
Joseph Zaltzman
Lior Aviram
Helena Beilin
Hillel Ish-Shalom
Shmuel Hamou
Revital Ben-Artzi
Omer Ben-Zvi
Gadi Graus
Orit Sternhell-Zalcman
Ofer Shapira
Adi Zaltzman
Eran Balint
Limor Peled
Gadi Ouzan
Ofer Manor
Michal Barak
Yair Salomon
Itai Leshem
Amir Fisher
Gil Rosenberg
Ofer Ben-Yehuda
Orit Marom-Albeck
Hadas Raccah-Dvir
* Tal Karplus
* Amir S. Iliescu
Keren Maimon-Sandler
Vered Horesh
Roy Kubovsky
** Shelly Blatt Zak
Liat Vigdor
* Amir Shachar
Nati Agmon
Elad Greiner
Eyal Gilboa
____________________
* Oren Heiman
Miri Bickel
Benny Kalifi
Dr. Yuval Karniel
* Michelle Tzhori
____________________
Of Counsel
I. Amihud Ben-Porath

Saul Adereth
Karin Adler
Jonathan Assif
* Jonathan Atir
Ibrahim Atrash, CPA
Kfir Azulay
Shalom Balas, CPA
Lior Baltuch
Batia Barad
Avigail Ben-Aroya Cohen
* Moty Ben-Yona
Adi Bernstein
Saar Binyamin
Michal Borovsky
Merav Bruckner
Assaf Cohen
Liron Cohen
Einat Davidson
Efrat Dayagi
Adam Dozetas
* Meital Dror
Keren Elgrably-Goldman
Dotan Elnatan
Tal Elul
Nitsan Feldman
Yael Flatau-Bilu
Noa Gelerman
Barak Golan
Amit Goldblatt-Nadav, CPA
Eynat Grunewald
David Hadar
David Hillel
Rotem Haklay
Yael Hasid
Ido Hazan
Uriah Igaeli
Ben Inbar
Mouhamad Kaboub
Edan Kaplansky
Hillel H. Katchen
Itay Kellner
Lidar Kupershmidt
Irina (Iris) Kushel
Tirza Less-Gross
Adi Lev
Avital Levinzon
Maya Maly
Marina Mazin
Eitan Mor
Hila Moshe
Michal Ofarim
Galit Ofer
Meyrav Oren
Shahar Petel
Sivan Piner
Elinor Polak
Inbal Puny
Gal Rahav
Ronit Roshkovsky
Guy Salomon
Omri Sarig
Avi Savitzki
Adva Schulman
Vica Schreiber
Pinhas Shahar
Ido Shomrony
Effy A. Stern
Iris Theys
Nadav Yanir
Chezi Yehezkeli
Racheli Zilberberg
Beatriz Zymler

* Admitted also in New York
**Admitted also in England

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Pro-Sup under the Act, we are of the opinion that:

1.
The Firm Shares and Additional Shares have been duly authorized for issuance, and when issued, upon payment of the consideration therefor as contemplated in the Underwriting Agreement dated as of May 14, 2015, among Needham & Company, LLC, as representative of several underwriters listed on Schedule I thereto and the Company (the "Underwriting Agreement") will be validly issued, fully paid and non-assessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

1.
We are members of the Israel Bar and we are opining herein as to the effect on the subject transaction only of the internal laws of the State of Israel, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

We consent to the filing of this opinion letter on Form 6-K and to the use of our name under the caption "Legal Matters" in the Pro-Sup. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments, including, without limitation, in the law, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Firm Shares or Additional Shares, except as set forth above.

Very truly yours,

Shibolet & Co.
Advocates & Notaries